               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in the Form SB-2 Registration Statement, of AJK Perfect Renaissance, Inc. our report for the year ended December 31, 1999 dated April 5, 2000 (except for Note 5 as to which the date is May 5, 2000), relating to the financial statements of AJK Perfect Renaissance, Inc. which appear in such Form SB-2, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                                  WEINBERG & COMPANY, P.A.
                                                  Certified Public Accountants



Boca Raton, Florida
June 20, 2000